Exhibit 4.1
TITAN INTERNATIONAL, INC.
AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO
5.625% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017

INDENTURE
DATED AS OF DECEMBER 21, 2009

U.S. BANK NATIONAL ASSOCIATION
AS TRUSTEE

TIA CROSS-REFERENCE TABLE

INDENTURE
TIA SECTIONS	SECTIONS
Section 310 (a)	7.10
(b)	7.10
Section 311 (a)	7.11
(b)	7.11
Section 312 (b)	15.03
(c)	15.03
Section 313 (a)	7.06
(b)	7.06
Section 314 (a)	4.02; 6.01
Section 315 (b)	7.05

Note: The TIA Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

v

          INDENTURE dated as of December 21, 2009 among TITAN INTERNATIONAL, INC., an Illinois corporation (“Company”), the Subsidiary Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (“Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.625% Senior Subordinated Convertible Notes due 2017:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.01 Definitions.
          “Additional Interest” means all amounts, if any, payable pursuant to Section 4.02(c) hereof.
          “Additional Payment” means the amount, if any, payable pursuant to Section 4.02(b) hereof.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Affiliate Free Trade Date” means, with respect to any particular Affiliate Securities, the date that is the later of (x) the Resale Restriction Termination Date and (y) the date that is three months after the Holder of such Affiliate Securities ceases to be an Affiliate of the Company.
          “Affiliate Security Legend” means a legend in the form set forth in Exhibit A.
          “Affiliate Restricted Stock Legend” means a legend in the form set forth in Exhibit B.
          “Affiliate Securities” means any Securities acquired by any Affiliate of the Company.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.
          “Applicable Stock Price” on any Trading Day, means, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg

VWAP” on Bloomberg (or any successor service) page TWI.N<Equity>AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal securities exchange or market on which the Common Stock is traded on such Trading Day, or, if such volume-weighted average price is not available, the “Applicable Stock Price” means the volume-weighted average price per share of the Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The “Applicable Stock Price” of other securities that constitute Reference Property and that are traded on a national securities exchange shall be determined in a manner substantially equivalent to the foregoing as determined in good faith by the Company.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
          “Averaging Period” with respect to any Security being converted, means the 10 consecutive Trading Day period beginning on and including the second Trading Day following the relevant Conversion Date, except that with respect to any Conversion Date that is on or after the 14th Scheduled Trading Day immediately preceding the Maturity Date or a Redemption Date, as applicable, the “Averaging Period” means the 10 consecutive Trading Day period beginning on and including the 12th Scheduled Trading Day prior to the Maturity Date or Redemption Date, as the case may be.
          “Base Conversion Price” means a dollar amount (initially, approximately $10.75) determined by dividing $1,000 by the Base Conversion Rate.
          “Base Conversion Rate” in respect of each $1,000 principal amount of Securities, is initially 93.0016 shares of Common Stock, subject to adjustment as described herein.
          “Board of Directors” means the board of directors of the Company.
          “Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated to close.
          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
          “Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
          “Certificated Securities” means Securities that are in registered definitive form.
          “Close of Business” means 5:00 p.m. (New York City time).
          “Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded. If the Common Stock is not so traded, the “Closing Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
          “Common Stock” shall mean the shares of common stock, without par value, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.
          “Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.
          “Company Order” means a written request or order signed in the name of the Company by any two Officers.
          “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:
          (1) was a member of such Board of Directors on the date of this Indenture; or
          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, except any member who dies, retires or is removed.

          “Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 10 West Market Street, Suite 1150, Indianapolis, Indiana 46204, Attention: Ann M. Forey, Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
          “Daily Conversion Rate Fraction” for each Trading Day during the relevant Averaging Period will be determined as follows:
     (a) If the Applicable Stock Price on such Trading Day is less than or equal to the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day will be equal to the Base Conversion Rate divided by 10;
     (b) If the Applicable Stock Price on such Trading Day is greater than the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day will be equal to 1/10th of the following:
          Notwithstanding the foregoing, in no event will the Daily Conversion Rate Fraction for any day during the Average Period exceed the Daily Share Cap.
          “Daily Share Cap” means, in respect of each $1,000 principal amount of Securities, 1/10th of 102.3018 shares of Common Stock, subject to adjustment in the same manner as the Base Conversion Rate as set forth herein.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

          “Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the normal course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
          “Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.
          “Immaterial Subsidiary” means, (i) as of any date during which the Senior Notes are outstanding, an Immaterial Subsidiary as defined in the indenture governing the Senior Notes and (ii) as of any date after which the Senior Notes cease to be outstanding, any subsidiary whose total assets, as of that date, are less than $10,000,000; provided that a subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any indebtedness of the Company.
          “Incremental Share Factor” in respect of each $1,000 principal amount of Securities, is 9.3002 shares of Common Stock (10% of the Base Conversion Rate), subject to the same proportional adjustment as the Base Conversion Rate as described herein.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of banker’s acceptances; (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; or (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, if and to the extent any of the preceding items (other than letters of credit and Attributable Debt) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the reverse of the Security.
          “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.
          “Maturity Date,” when used with respect to any Security, means January 15, 2017.
          “Non-Affiliate Securities” means all Securities other than Affiliate Securities.
          “Non-Affiliate Restricted Stock Legend” means a legend in the form set forth in Exhibit B.
          “NYSE” means The New York Stock Exchange.
          “Offering Circular” means the final offering circular for the offering and sale of the Securities dated December 15, 2009.
          “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
          “Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 15.04 and 15.05 (or other information required by other section or sections of this Indenture pursuant to which such Officers’ Certificate is delivered), signed in the name of the Company by any two Officers, and delivered to the Trustee; and (ii) given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 15.04 and 15.05.
          “Open of Business” means 9:00 a.m. (New York City time).
          “Opinion of Counsel” means a written opinion containing the information specified in Sections 15.04 and 15.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
          “Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 13.

          “Resale Restriction Termination Date” means the date that is one year after the last Issue Date of the Securities (including of the Option Securities).
          “Restricted Securities Legend” means a legend in the form set forth in Exhibit A.
          “Restricted Stock Legend” means the Affiliate Restricted Stock Legend, the Non-Affiliate Restricted Stock Legend or both, as the context may require, as set forth in Exhibit B.
          “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day.
          “SEC” means the Securities and Exchange Commission.
          “Securities” means any of the Company’s 5.625% Convertible Senior Subordinated Notes due 2017, as amended or supplemented from time to time, issued under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Senior Notes” means the Company’s 8% senior unsecured notes due January 2012 issued pursuant to that certain indenture dated as of December 28, 2006 among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.
          “Subsidiary Guarantee” means the Guarantee provided by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Securities.

          “Subsidiary Guarantors” means each of:
(1) Titan Wheel Corporation of Illinois, Titan Wheel Corporation of Iowa, Titan Wheel Corporation of South Carolina, Titan Wheel Corporation of Virginia, Titan Investment Corporation , Titan Tire Corporation, Titan Tire Corporation of Bryan, Titan Tire Corporation of Freeport, Titan Tire Corporation of Natchez, Titan Tire Corporation of Texas;
(2) any other Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.
          “Termination of Trading” means the Common Stock (or other common stock into which the Securities are then convertible) is neither listed nor approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).
          “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
          “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on the NYSE, or if shares of Common Stock are not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.
          “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.
          “Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          SECTION 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Shares”	10.23
“Additional Interest”	4.02(c)
“Additional Payment”	4.02(c)
“Affiliate Restricted Securities”	2.06(f)
“Agent Members”	2.12(e)
“Applicable Period”	10.09
“Bankruptcy Law”	6.01
“Beneficial Owner”	3.02(a)
“Company’s Filing Obligations”	6.01
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Rate”	10.01(a)
“Custodian”	6.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“Designated Senior Debt”	12.06(a)
“Distributed Property”	10.08
“DTC”	2.01(a)
“Event of Default”	6.01
“Expiration Date”	10.10
“Expiration Time”	10.10
“Extension Fee”	6.01
“Fundamental Change”	3.02(a)
“Fundamental Change Notice”	3.02(b)
“Fundamental Change Notice Date”	3.02(b)
“Fundamental Change Repurchase Date”	3.02(a)
“Fundamental Change Repurchase Notice”	3.02(c)
“Fundamental Change Repurchase Price”	3.02(a)
“Global Securities Legend”	Exhibit A
“Initial Dividend Threshold”	10.09
“Initial Purchasers”	2.01(a)
“Interest Payment Date”	11.01(a)
“Issuance Anniversary”	4.02(c)
“Legal Holiday”	14.08
“Make-Whole Adjustment Event”	10.22
“Make-Whole Adjustment Event Effective Date”	10.22
“Make-Whole Premium”	13.01(a)
“Merger Event”	10.16
“Notice of Default”	6.01

Term Section:	Defined in:
“Option Securities”	2.02
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03(a)
“Payment Default”	6.01(v)
“QIB”	2.01(a)
“Record Date”	11.01(a)
“Redemption Notice”	13.03
“Redemption Price”	13.01(b)
“Reference Property”	10.16
“Register”	2.03
“Registrar”	2.03
“Restricted Securities”	2.06(f)
“Secured Credit Facility”	12.06(b)
“Senior Debt”	12.06(c)
“Share Price”	10.23
“Special Record Date”	11.02(a)
“Spin-off”	10.08
“Stockholder Rights Plan”	10.12(a)
“Surrendered Securities”	Exhibit C
“transfer”	2.06(f)
“Valuation Period”	10.08
“Weighted Average Consideration”	10.16(c)
          SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Securities.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04 Rules of Construction.
          1. a term has the meaning assigned to it;

          2. an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;
          3. “or” is not exclusive;
          4. “including” means including, without limitation;
          5. words in the singular include the plural, and words in the plural include the singular;
          6. all references to $, dollars, cash payments or money refer to United States currency; and
          7. all references to payments of interest on the Securities shall include the Additional Payment, Additional Interest and Extension Fee, if any, payable in accordance with the terms of Sections 4.02(b), 4.02(c) and 6.01 hereof, respectively, and express mention of the payment of Additional Payment, Additional Interest and/or Extension Fee (if applicable) in any provision shall not be construed as excluding Additional Payment, Additional Interest and/or Extension Fee in those provisions where such express mention is not made.
          SECTION 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (b) The ownership of Securities shall be proved by the register for the Securities.
          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.
          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
THE SECURITIES
          SECTION 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class subject to Section 2.08.
          (a) Initial Securities. (i) The initial Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.
          (ii) Securities originally offered and sold to Affiliates of the Company will be issued in the form of one or more Certificated Securities. Upon such issuance, the

Registrar shall register such Affiliate Securities in the name of such Affiliate as the owner or owners of such Security (or the nominee of such owner or owners) and deliver the certificates for such Affiliate Securities to the respective Affiliate (or the nominee of such owner or owners). Affiliate Securities shall bear the Affiliate Securities Legend unless otherwise agreed by the Company (with written notice thereof to the Trustee). Notwithstanding the foregoing, the Initial Purchasers, as defined in the Purchase Agreement, dated as of December 15, 2009 among the Company, the guarantors signatory thereto and Goldman, Sachs & Co., as representative of the several Initial Purchasers named therein (the “Initial Purchasers”) shall be entitled to deliver to the Trustee, or to the Company for delivery to the Trustee, at any time after the date hereof any such Affiliate Securities not purchased by Affiliates as agreed by the Initial Purchasers and such Affiliates prior to the date hereof, with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to the Global Security described in Section 2.01(a)(i) to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon receipt of such Affiliate Securities and written instructions, the Trustee shall cancel such Affiliate Securities delivered to it and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of the Affiliate Securities delivered to the Trustee, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Affiliate Securities so cancelled.
          (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.
          (c) Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Redemption Price, Fundamental Change Repurchase Price or premium on the Global Security shall be made to the Holder of such Security on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.
          (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(e).
          (e) Legends.
          (i) Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.
          (ii) Each Restricted Security that is a Non-Affiliate Security shall bear the Restricted Securities Legend set forth in Exhibit A. Each Security that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.
          (iii) Each Affiliate Security Shall bear the Affiliate Security Legend set forth in Exhibit A.
          (iv) Every stock certificate representing Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the applicable Restricted Stock Legend set forth in Exhibit B unless removed in accordance with the provisions of Section 2.06(k).
          SECTION 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Securities.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.
          The Trustee shall initially authenticate and deliver Securities for original issuance in an aggregate principal amount of $150,000,000, upon receipt of one or more Company Orders. The Trustee shall authenticate and deliver Securities for original issuance in an additional aggregate principal amount of up to $22,500,000, upon receipt of one or more Company Orders upon exercise of the option granted to the Initial Purchasers of the Securities described in the

Offering Circular (the “Option Securities”). The aggregate principal amount of the Securities due at the Maturity Date thereof outstanding at any time may not exceed $172,500,000.
          The Trustee may appoint authenticating agents. The Trustee may at any time after the execution of this Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.
          SECTION 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Securities may be presented for payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer, exchange and conversion of Securities (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.
          SECTION 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or as permitted by this Indenture, Common Stock or a combination thereof, sufficient to make such payments when so becoming due. The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          SECTION 2.06 Transfer and Exchange.
          (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as the Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Securities from the Holder requesting such transfer or exchange.
          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at such office or agency and documents of identity and title satisfactory to Registrar. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).
          (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.
          (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
          (f) (i) Every Non-Affiliate Security that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(e) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) and in the Restricted Securities Legend, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security or Affiliate Restricted Security, as the case may be. Except as otherwise provided in this Indenture with respect to any Restricted Securities (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend thereon, if a request is made to remove the legend on any Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend. If the Restricted Security surrendered for exchange bears a Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Securities Legend shall be increased by an equal principal amount. If a

Global Security without the Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Restricted Securities Legend to the Depositary.
               (ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the Resale Restriction Termination Date, any certificate evidencing a Non-Affiliate Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Non-Affiliate Restricted Stock Legend, if required) shall bear the Restricted Securities Legend unless such Non-Affiliate Securities have been transferred (A) to the Company, (B) to an Affiliate of the Company, or (C) under a registration statement that has been declared effective under the Securities Act; provided, that in the case of (A) and (B) above, an Affiliate Security Legend shall be added to such Security.
               (iii) Every Affiliate Security that bears or is required under this Section 2.06(f) to bear the Affiliate Security Legend required by Section 2.01(e) (the “Affiliate Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Affiliate Security Legend and this Section 2.06(f), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Affiliate Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. Except as otherwise provided in this Indenture with respect to any Affiliate Restricted Securities (including, without limitation, Section 2.06(j) below) or as permitted under the terms of the Affiliate Securities Legend thereon, if a request is made to remove the legend on any Affiliate Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that such Affiliate Securities have been transferred under a registration statement that has been declared effective under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Affiliate Security no longer being “restricted securities” (as defined under Rule 144). In such case, upon (i) delivery of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Affiliate Securities Legend or a Restricted Security Legend.
               (iv) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the Affiliate Free Trade Date, any certificate evidencing an Affiliate Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock issued upon conversion thereof, which shall bear the Affiliate Restricted Stock Legend, if required, except as provided in Section 2.06(i)) shall bear the Affiliate Securities Legend.
               (v) No transfer of any Security prior to the Resale Restriction Termination Date, in the case of Non-Affiliate Securities, or the Affiliate Free Trade Date, in the case of Affiliate Securities, will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

          (g) (i) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the Resale Restriction Termination Date, any certificate evidencing Common Stock issued upon conversion of a Non-Affiliate Security shall bear the Non-Affiliate Restricted Stock Legend unless such Non-Affiliate Security or Common Stock have been transferred (A) to the Company, (B) to an Affiliate of the Company, or (C) under a registration statement that has been declared effective under the Securities Act, provided, that in the case of (A) and (B) above, an Affiliate Security Legend shall be added to such Security.
               (ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last Issue Date of the Securities (including of the Option Securities) and (y) the date that is three months after the holder of such Common Stock ceases to be an Affiliate of the Company, any stock certificate representing Common Stock issued upon conversion of such Affiliate Security shall bear the Affiliate Restricted Stock Legend unless the Affiliate Security or such Common Stock has been transferred under a registration statement that has been declared effective under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Common Stock no longer being “restricted securities” (as defined under Rule 144).
               (iii) Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the applicable Restricted Stock Legend.
          (h) The Company shall not permit any Security or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
          (i) So long as and to the extent that the Non-Affiliate Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Non-Affiliate Securities represented by such Global Securities at any time on or after the Resale Restriction Termination Date by:
          (i) providing written notice to the Trustee that the Resale Restriction Termination Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Securities;
          (ii) providing written notice to Holders of the Non-Affiliate Securities that the Restricted Securities Legend has been removed or deemed removed;

          (iii) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Non-Affiliate Securities to the applicable unrestricted CUSIP number; and
          (iv) complying with any Applicable Procedures for delegending;
whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.
          (j) So long as and to the extent that the Affiliate Securities are represented by one or more Certificated Securities, the Company may accomplish any delegending of such Affiliate Securities represented by such Certificated Securities at any time on or after the Affiliate Free Trade Date by:
          (i) providing written notice to the Trustee and the Holders of the Affiliate Securities that the Affiliate Free Trade Date has occurred, which notice shall request that the Holders of Affiliate Securities surrender their Certificated Securities to the Trustee for exchange of such Certificated Securities for a beneficial interest in a Global Security;
          (ii) upon the option and direction of each Holder of Affiliate Securities and upon surrender by such Holder of its Certificated Security, either (A) providing written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to a Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Holder’s Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled; provided, that if no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount, or (B) providing written instructions directing the Trustee to exchange such Holder’s Certificated Security for an equal aggregate principal amount of a Certificated Security that does not bear the Affiliate Securities Legend, and the Trustee, pursuant to a Company Order, shall authenticate and deliver a Certificated Security that does not bear the Affiliate Securities Legend; and
          (iii) providing written notice to Holders of the Affiliate Securities that the Affiliate Securities Legend has been removed or deemed removed.
          (k) On and after the Resale Restriction Termination Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any Common Stock issued upon conversion of the Non-Affiliate Securities that bear the Non-Affiliate Restricted Stock Legend; (ii) notify the holders of any Common Stock issued upon conversion of the Non-Affiliate Securities (to the extent any Common Stock has been issued upon conversion of the Non-Affiliate Securities) that such Non-Affiliate Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent to change the CUSIP number for the Common Stock issued upon conversion of the Non-Affiliate Securities to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures for delegending any Common Stock issued upon conversion of a Non-Affiliate Security including the Restricted Stock Legend.
          (l) On and after the Affiliate Free Trade Date or transfers made in accordance with Section 2.06(g)(ii) hereof, the Company shall also (A) instruct the transfer agent for the Common Stock to remove the Affiliate Restricted Stock Legend from any Common Stock issued upon conversion of the Affiliate Securities that bear the Affiliate Restricted Stock Legend; (B) notify the holders of any Common Stock issued upon conversion of the Affiliate Securities (to the extent any Common Stock has been issued upon conversion of the Affiliate Securities) that such Affiliate Restricted Stock Legend has been removed; (C) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the Common Stock issued upon conversion of the Affiliate Securities to the applicable unrestricted CUSIP number; and (D) comply with any Applicable Procedures for delegending any Common Stock issued upon conversion of a Security including the Affiliate Restricted Stock Legend.
          SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
          Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date, a Redemption Date or on the Maturity Date, money sufficient to pay Securities payable on that date, then immediately after such Fundamental Change Repurchase Date, Redemption Date or Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest), if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible.
          If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Security.
          SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for Temporary Securities.
          SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Securities in its customary manner. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.
          SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal, interest (including any Additional Interest), and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price, Redemption Price or premium thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          SECTION 2.12 Transfer of Securities.
          (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and 2.12(a)(iii) and (iv) below. Any such transfer shall comply with the Applicable Procedures to the extent so required.
          (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).
          (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. Certificated Securities shall be issued to owners of beneficial interests in a Global Security in exchange for such interests if:
     (A) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice;
     (B) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor Depository is not appointed within 90 days;
     (C) An Event of Default with respect to the Securities has occurred and is continuing and such owner of a beneficial interest in a Global Security requests that its Securities be issued in definitive, certificated form.
          In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this subsection (ii), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company

Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.
          Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the Applicable Procedures:
     (1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;
     (2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Security(ies) in an equivalent amount to such beneficial interest in such Global Security; and
     (3) the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.
          (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request: (x) to register the transfer of such Certificated Securities; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:
     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
     (2) so long as such Securities are “restricted securities” (as defined under Rule 144) or are Affiliate Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B), (C) or (D) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

     (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or
     (C) if such Certificated Securities are being transferred to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exception under the Securities Act and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon; or
     (D) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon; provided, that in the case of any transfer of an Affiliate Security to a Person taking delivery thereof as a Certificated Security, any transfer shall be made only to Persons who agree to be bound by the restrictions applicable to such Holders for as long as such transferred Securities are either Restricted Securities or Affiliate Restricted Securities, as the case may be.
          (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.
          Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (A) if such Certificated Securities are being transferred pursuant Rule 144, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon;
     (B) if such Certificated Securities are being exchanged pursuant to an effective registration statement under the Securities Act, a certification to that effect (in the form set forth in Exhibit C, if applicable) and

     (C) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.
     Notwithstanding any other provisions of this Indenture or the Securities, the Company shall not permit any Affiliate Security represented by a Certificated Security to be exchanged for a beneficial interest in a Global Security unless such Affiliate Security has been registered under the Securities Act, resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Affiliate Security no longer being “restricted securities” (as defined under Rule 144), or, at any time following the Affiliate Free Trade Date, such Affiliate Security otherwise ceases being “restricted securities” (as defined under Rule 144).
          (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Security or Affiliate Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
          (c) The restrictions imposed by Section 2.06(f) upon the transferability of any Non-Affiliate Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 by a Person other than an Affiliate or a former Affiliate. Any Non-Affiliate Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(e). The Company shall inform the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement with respect to the Affiliate Securities or any Common Stock issued upon conversion of the Affiliate Securities has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
          (d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (iii) Subject to the provisions of subsection (e) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
          (e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
          SECTION 2.13 CUSIP and ISIN Numbers.
          (a) The Company, in issuing the Global Securities, will use restricted CUSIP and ISIN numbers for such Global Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the Restricted Securities Legend is removed from such Securities pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where so removed. The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.
          (b) The Company, upon issuing shares of Common Stock upon conversion of any Restricted Securities, will use a restricted CUSIP number for such shares of Common Stock. With respect to such share of Common Stock, until such time as the Non-Affiliate Restricted

Stock Legend is removed pursuant to Section 2.06(k) from such share of Common Stock such restricted CUSIP will be the CUSIP number for such share of Common Stock. At such time as the Non-Affiliate Restrictive Stock Legend is removed from such share of Common Stock pursuant to Section 2.06(k) or otherwise, an unrestricted CUSIP number for such share of Common Stock will be deemed to be the CUSIP number therefor, but only with respect to the shares where so removed.
          (c) The Company, upon issuing shares of Common Stock upon conversion of any Affiliate Restricted Securities, will use a restricted CUSIP number for such shares of Common Stock. With respect to any share of Common Stock, until such time as the Affiliate Restricted Stock Legend is removed pursuant to Section 2.06(l) from such share of Common Stock such restricted CUSIP will be the CUSIP number for such share of Common Stock, as the case may be. At such time as the Affiliate Restrictive Stock Legend is removed from such share of Common Stock pursuant to Section 2.06(l) or otherwise, an unrestricted CUSIP number for such share of Common Stock, as the case may be, will be deemed to be the CUSIP number therefor, but only with respect to the shares where Affiliate Restricted Securities Legend is so removed.
          SECTION 2.14 Additional Payment. As set forth in Section 4.02(b) hereof, the Company may be obligated to pay an Additional Payment to Holders.
          SECTION 2.15 Additional Interest. As set forth in Section 4.02(c) hereof, the Company may be obligated to pay Additional Interest to Holders. Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.
ARTICLE 3
REPURCHASE UPON A FUNDAMENTAL CHANGE
          SECTION 3.01 [Reserved].
          SECTION 3.02 Repurchase of Securities at Option of the Holder Upon a Fundamental Change.
          (a) If a Fundamental Change occurs, the Securities shall be repurchased by the Company, at the option of the Holder thereof, in cash, at 100% of the principal amount plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), as of a date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.02(c).
          A “Fundamental Change” shall be deemed to have occurred at such time after the Securities are originally issued if any of the following events shall occur:
     (i) any person becomes a Beneficial Owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans;
     (ii) the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction: (A) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of the Company’s outstanding shares of Common Stock, or (B) pursuant to which the holders of the Company’s shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such Holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction, or (C) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;
     (iii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;
     (iv) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or
     (v) a Termination of Trading.
          Notwithstanding the foregoing provisions of this Section 3.02(a), a Fundamental Change shall not be deemed to have occurred if 100% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (ii) above consists of shares of common stock traded, in each case, on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration. For purposes of this Section 3.02, (x) whether a person is a “Beneficial Owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

          At least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:
          (i) the information required by Section 3.02(b); and
          (ii) whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.02(b).
          (b) No later than 10 calendar days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to Beneficial Owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;
     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.02(c) must be given;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the applicable Conversion Rate, the Base Conversion Rate and any adjustments thereto;
     (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (viii) that the Securities must be surrendered to the Paying Agent to collect payment;
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in (viii);
     (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.02;
     (xi) briefly, the conversion rights, if any, of the Securities;

     (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Securities surrendered for repurchase by the Company interest will cease to accrue on and after the Fundamental Change Repurchase Date; and
     (xiv) the CUSIP and ISIN number(s) of the Securities.
          Simultaneously with the provision of the Fundamental Change Notice, the Company shall publish in a newspaper of general circulation in New York, New York or publish on the Company’s website or through another public medium the Company may use at that time a notice containing the information in above clauses (i) through (xiv).
          (c) A Holder may exercise its rights specified in Section 3.02(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) and any Securities to which the right is being exercised to the Trustee (for Global Securities pursuant to the Applicable Procedures) at any time on or prior to the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date provided that if Global Securities are delivered on a subsequent date, then such Holder shall not receive payment until delivery of such Global Securities, as provided in Section 3.03. Such Fundamental Change Repurchase Notice shall state:
     (i) the portion of the principal amount of the Securities which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;
     (ii) that such Securities shall be repurchased pursuant to the terms and conditions specified in Paragraph 5 of the Securities; and
     (iii) if Certificated Securities have been issued, the certificate numbers of the Securities which the Holder will deliver to be repurchased.
          The delivery of such Security to the Trustee with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Trustee shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Security so delivered to the Trustee, if any, shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
          The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Repurchase Date.
          (d) Procedure upon Repurchase. The Company shall deposit cash, at the time and in the manner as provided in Section 3.04, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 3.02.
          (e) Restrictions on Repurchase. There shall be no repurchase of any Securities pursuant to this Section 3.02 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of any Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to the Securities).
          SECTION 3.03 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.02(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.02(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.
          A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date, specifying:
     (a) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, in multiples of $1,000;
     (b) if Certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted; and
     (c) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice.
          If the Securities are held in book entry form, the notices must also comply with the appropriate procedures of DTC.

          SECTION 3.04 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.
          SECTION 3.05 Securities Repurchased in Part. Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Security surrendered.
          SECTION 3.06 Covenant to Comply with Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.02 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.
          SECTION 3.07 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Paragraph 11 of the Securities, held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4
COVENANTS
          SECTION 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date. The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Securities, by wire transfer to the account designated in writing by such Holder) or, with respect to Global Securities, by wire transfer. The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Security is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price or Redemption Price or premium, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.
          SECTION 4.02 SEC and Other Reports.
          (a) For so long as the Securities are outstanding, the Company shall file with the SEC, the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and will file such annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with the Trustee within 15 days of the date on which it would be required to file the same with the SEC. Documents filed by the Company with the SEC via its EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents are so filed. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
          (b) If, at any time during the six-month period beginning on, and including, the date which is six months after the last Issue Date of the Securities (including of the Option

Securities), the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8–K), the Company shall pay a one-time payment in respect of the Securities in the amount of 0.50% of the principal amount of Securities outstanding (the “Additional Payment”). The Company shall pay any such Additional Payment pursuant to this Section 4.02(b) on the Interest Payment Date following the failure of the Company that gives rise to an Additional Payment to the record holder on the Record Date relating to such Interest Payment Date, or, in the case of a converting Holder, upon the conversion of such Holder’s Securities.
          (c) Additionally, if, and for so long as, the Restricted Securities Legend on the Securities has not been removed or the Securities are not otherwise freely tradable by Holders other than the Affiliates of the Company (as a result of restrictions pursuant to U.S. securities laws or other terms of this Indenture or the Securities) as of the first anniversary of the last Issue Date of the Securities (including of the Option Securities) (the “Issuance Anniversary”) the Company will pay additional interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities outstanding (the “Additional Interest”) until the Securities become freely tradable by Holders other than Affiliates of the Company (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities). So long as such condition described in this Section 4.02(c) continues, the Company shall pay such Additional Interest on January 15 and July 15 of each year to the Person who is the holder of record of the Securities on the immediately preceding January 1 and July 1. When such condition ceases to continue, accrued and unpaid Additional Interest through the date of cessation shall be paid in cash on the subsequent Interest Payment Date to the record holder on the Record Date relating to such Interest Payment Date.
          (d) In the event that the Company is required to pay an Additional Payment or Additional Interest to Holders of Securities pursuant to this Section 4.02 or any Extension Fee pursuant to Section 6.01, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest, Additional Payment or Extension Fee no later than three Business Days prior to date on which any such Additional Interest, Additional Payment or Extension Fee is scheduled to be paid. Such notice shall set forth the amount of Additional Interest, Additional Payment or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest, Additional Payment or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest, Additional Payment or Extension Fee owed, or with respect to the method employed in such calculation of Additional Interest, Additional Payment or Extension Fee.
          SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2009) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the material terms, material provisions and material conditions of this Indenture

(without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
          SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.02.
          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.
          SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such Security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.
          SECTION 4.07 Additional Subsidiary Guarantees. The Company shall cause each Subsidiary of the Company that guarantees Indebtedness of the Company under any outstanding debt securities of the Company or any of the Company’s obligations under any credit facility to execute and deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary pursuant to Article 14; provided that the foregoing provision shall not apply to any Subsidiary that is an Immaterial Subsidiary.

          SECTION 4.08 No Layering of Indebtedness. Neither the Company nor any Subsidiary Guarantor shall incur, create, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt (as defined in Section 12.06) of the Company or such Subsidiary Guarantors and senior in right of payment to the Securities or the Subsidiary Guarantee. For purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
ARTICLE 5
SUCCESSOR CORPORATION
          SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer all or substantially all of its assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:
     (a) either (i) the Company shall be the surviving Person or, if the Company is not the surviving Person, (ii) either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations and the performance of each covenant of the Company under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
          The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the

successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE 6
DEFAULTS AND REMEDIES
          SECTION 6.01 Events of Default. Each of the following events shall be an “Event of Default”:
     (i) the Company defaults in any payment of interest (including Additional Interest, Additional Payment or any Extension Fee, as the case may be) due and payable on the Securities, and such default continues for a period of 30 days; whether or not such payment is prohibited by Article 12;
     (ii) the Company defaults in the payment of all or any part of the principal of the Securities when the same becomes due and payable at the Maturity Date, upon redemption, upon required repurchase following a Fundamental Change, upon declaration of acceleration or otherwise; whether or not such payment is prohibited by Article 12;
     (iii) the Company fails to provide a Fundamental Change Notice or a notice of a Make-Whole Adjustment Event;
     (iv) the Company defaults in its obligation to deliver the shares of Common Stock required to be delivered upon conversion of the Securities, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Securities, and such default continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security; whether or not such payment is prohibited by Article 12;
     (v) the Company or any of its Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee exists as of the date of this Indenture or is created after such date, if the default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or
     (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
     (vi) the Company defaults in its performance of any covenant or agreement in respect of the Securities or this Indenture for 60 days after receipt by the Company of a notice of Default from the Trustee or after receipt by the Company and the Trustee of a notice of Default from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;
     (vii) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;
     (viii) failure by the Company or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (ix) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors; or
     (E) takes any comparable action under any foreign laws relating to insolvency; or
     (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or a Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or a Significant Subsidiary or for any substantial part of the property of the Company or a Significant Subsidiary;

     (C) orders the winding up or liquidation of the Company or a Significant Subsidiary; or
     (D) grants any similar relief under any foreign laws;
and in each such case the order or decree remains unstayed and in effect for 60 days.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (vi) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified in clause (vi) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default and any material event of which it becomes aware that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
          Notwithstanding anything in this Indenture or in the Securities to the contrary (including Section 4.02), at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(vi) relating to the failure by the Company to comply with Section 4.02 (the “Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee (the “Extension Fee”) on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities then outstanding. The Extension Fee will be in addition to any Additional Interest or the payment of any Additional Payment required under Section 4.02 and will be payable in the same manner as Additional Interest. This Extension Fee will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 90th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 90th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 90th day), such Extension Fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 90th day, then the Trustee or the Holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 6.01(vi) relating to the failure by the Company to comply with the Company’s Filing Obligations and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 15.02, the Holders and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs. If the Extension Fee is payable under this Section 6.01, the Company shall deliver to the Trustee a certificate to that effect stating the date on which such Extension Fee is payable. Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee is payable. If the Extension Fee has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. To make such election, the Company must deliver notice to the Trustee for Holders prior to the day any such Event of Default occurs.
          SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01(ix) or 6.01(x) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest (including Additional Interest, Additional Payment and/or Extension Fee, as the case may be), if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Sections 6.01(ix) or 6.01(x) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured except nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest, Additional Payment and/or Extension Fee, as the case may be), if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price, Redemption Price or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive an existing default and its consequences except (a) an Event of Default described in Section 6.01(i) or 6.01(ii), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (c) a default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.
          SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Securities only if:
     (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request;
     (c) such Holder shall have offered indemnity reasonably satisfactory to the Trustee to pursue such proceeding as trustee; and
     (d) the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer of indemnity and, during such 60-day period, has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding at the time a direction inconsistent with such request.
          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.
          SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Redemption Price, Fundamental Change

Repurchase Price or premium on or after the respective due dates expressed in such Holder’s Securities, and to convert the Securities in accordance with Article 10, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest) to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
          SECOND: to Holders for amounts due and unpaid on the Securities for principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price, Redemption Price or premium, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
          THIRD: the balance, if any, to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.
          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

          SECTION 6.12 Waiver of Stay, Extension or Usury Laws. Neither Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
TRUSTEE
          SECTION 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of Section 7.01(b);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

          (e) The Trustee shall not be liable for interest on any money received by it.
          (f) Money or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.
          (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.
          SECTION 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Securities pursuant to Section 2.02), it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.
          (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
          SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledge of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default described in Section 6.01(i) or 6.01(ii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.
          SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each

Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.
          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee or payment of the Redemption Price, Fundamental Change Repurchase Price or premium on particular Securities.
          The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(ix) or 6.01(x) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10;
          (b) the Trustee is adjudged bankrupt or insolvent;
          (c) a receiver or other public officer takes charge of the Trustee or its property; or
          (d) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee.
          SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
          SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
          SECTION 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE 8
DISCHARGE OF INDENTURE
          SECTION 8.01 Discharge of Liability on Securities. When (a) the Company delivers to the Registrar all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and any pending conversions have been completed (including delivery of all shares of Common Stock or Reference Property, if applicable, deliverable pursuant to such conversions, plus any cash for fractional shares) and the Company irrevocably deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          SECTION 8.02 Repayment to the Company.
          The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay accrued interest and Additional Interest and Additional Payment, if any, on, all Notes to be redeemed or purchased.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Securities that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.
ARTICLE 9
AMENDMENTS
          SECTION 9.01 Without Consent of Holders. The Company, the Trustee and the Paying Agent may amend or supplement this Indenture or the Securities without the consent of any Holder:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to the Holders of the Securities and Subsidiary Guarantees by a successor to the Company or such Subsidiary Guarantor pursuant to Article 5 or Article 14 hereof;
     (c) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
     (d) to provide any security for or guarantee of the Securities;
     (e) to comply with any requirement to effect or maintain the qualification of this Indenture under the TIA;
     (f) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;
     (g) to add Events of Default with respect to the Securities;
     (h) to add circumstances under which the Company will pay additional interest on the Securities;

     (i) to make any change that does not adversely affect any outstanding Securities in any material respect;
     (j) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities; and
     (k) to conform the Securities and this Indenture with the descriptions set forth in the “Description of Notes” section of the Offering Circular.
          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company, the Trustee and the Paying Agent may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:
     (a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce any interest rate referred to in Paragraph 1 of the Securities or change the time for payment of interest (including any Additional Interest) thereon;
     (c) reduce the principal amount of or change the Maturity Date of any Security;
     (d) reduce the amount of any Additional Payment or change the time for payment of any Additional Payment;
     (e) reduce the Redemption Price or Fundamental Change Repurchase Price of any Security or change the time at which the Securities may be redeemed or repurchased;
     (f) make any payments on the Securities payable in currency other than as stated in the Security;
     (g) impair a Holder’s right to institute suit for the enforcement of any payment on the Securities;
     (h) make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02;
     (i) waive a continuing default or Event of Default regarding any payment on the Securities;

     (j) make any change that adversely affects a Holder’s rights under Sections 3.02 to 3.04 hereof, under Article 10 hereof or under Paragraph 5 or 6 of Exhibit A hereto; or
     (k) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture except in accordance with the terms of this Indenture.
     (l) reduce the Extension Fee or increase the time during which the Company may elect to pay the Extension Fee.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.
          SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.
          However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
          SECTION 9.06 Trustee to Sign Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
CONVERSIONS
          SECTION 10.01 Conversion Privilege and Consideration.
          (a) A Holder may convert such Security at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. The “Conversion Rate” per $1,000 principal amount of Securities to be converted will be equal to the sum of the Daily Conversion Rate Fractions for each day during the 10 Trading Days in the relevant Averaging Period. A Holder may convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (b) Subject to Section 10.01(a), upon conversion, a Holder will receive a number of shares of Common Stock equal to the (i)(A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (ii) the applicable Conversion Rate.
          (c) The Company shall deliver such shares of Common Stock to the Holder on the third Trading Day following the end of the relevant Averaging Period.
          SECTION 10.02 Conversion Procedure. To convert a Security, a Holder must satisfy the requirements set forth in Paragraph 6 of the Securities. The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Securities for conversion is the conversion date (the “Conversion Date”).

          Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.
          No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 10.
          Upon conversion of a Security, that portion of accrued and unpaid interest (including Additional Interest), if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather, subject to Section 11.01(b), shall be deemed to be paid in full to the Holder thereof through delivery shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof. The Company will not adjust the Base Conversion Rate to account for accrued interest, if any.
          If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.
          If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion and the amount of any cash paid in lieu of fractional shares shall be based on the total principal amount of the Securities converted. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the converted portion of the Security surrendered.
          SECTION 10.03 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash in lieu of fractional shares by multiplying the Closing Sale Price of a full share of Common Stock on the Conversion Date (or if the Conversion Date is not a Trading Day, the next following Trading Day) by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into Common Stock and the aggregate number of fractional shares, if any, of Common Stock issuable upon such conversion.
          All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
          SECTION 10.04 Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares, if any, of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
          SECTION 10.05 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.
          Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.
          With respect to any Common Stock required to bear a Restricted Stock Legend, the shares of Common Stock distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit B upon such shares of Common Stock.
          SECTION 10.06 Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:
     (a) pays a dividend or makes a distribution payable exclusively in shares of Common Stock on all or substantially all shares of the Company’s Common Stock;
     (b) subdivides the outstanding shares of Common Stock into a greater number of shares; or
     (c) combines the outstanding shares of Common Stock into a smaller number of shares;
     then the Base Conversion Rate will be adjusted based on the following formula:
where,
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS' =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be.
          Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination. If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Base Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Base Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
          SECTION 10.07 Adjustment for Rights Issue. If, after the Issue Date of the Securities, the Company distributes any rights, options or warrants to all or substantially all holders of the Company’s Common Stock entitling them to purchase (for a period expiring within 60 days after the date of issuance) shares of Common Stock at a price per share less (or securities convertible into Common Stock having a conversion price per share of Common Stock less) than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Base Conversion Rate shall be adjusted in accordance with the formula; provided, however, that the Base Conversion Rate will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed:
where:
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

O =	the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P =	the per-share offering price payable to exercise such rights, options or warrants for the additional shares; and

M =	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date with respect to the distribution.
          Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open Business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Base Conversion Rate shall again be adjusted promptly to be the Base Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.
          For purposes of this Section 10.07, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.
          SECTION 10.08 Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any of its debt, securities, assets or any rights, warrants or options to purchase securities of the Company (except for (a) dividends or distributions (including subdivisions) referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07, (b) dividends or other distributions paid exclusively in cash and (c) any Spin-off to which the provisions set forth below in this Section 10.08 shall apply) (“Distributed Property”), the Base Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

where:
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

M =	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Ex-Dividend Date for such distribution; and

F =	the fair market value, as determined by the Board of Directors, of the portion of those assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the Open of Business on the Ex-Dividend Date for such distribution.
          Such adjustment shall become effective immediately prior to the Open of Business on the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder shall have the right to receive on conversion in respect of each $1,000 principal amount of the Securities held by such Holder, in addition to the number of shares of Common Stock equal to the Conversion Rate, the amount and kind of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for such distribution. If such distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors or a committee thereof determines “F” for purposes of this Section 10.08 by reference to the actual or when issued trading market for any Securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Ex-Dividend Date for such distribution.
          With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Base Conversion Rate will be increased based on the following formula:
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the effective date of the Spin-off;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the effective date of the Spin-off;

F =	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-off (such period, the “Valuation Period”); and

MP =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
          The adjustment to the Base Conversion Rate under the preceding paragraph of this Section 10.08 will be made immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Open of Business on the effective date of the Spin-off. For purposes of determining the Base Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the effective date of any Spin-off, references within the portion of this Section 10.08 related to “Spin-offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-off to, but excluding, the relevant Conversion Date.
          For purposes of this Section 10.08, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          If, prior to a Conversion Date, a record date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Base Conversion Rate and a converting Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock such Holder receives upon conversion (whether because such Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Conversion Date, the Company will deliver to such Holder a number of additional shares of Common Stock that reflects the increase to the Base Conversion Rate that resulted from the Spin-off.
          SECTION 10.09 Adjustment for Cash Distributions.
(a) If any cash dividend or distribution announced by the Company or determined by the Board of Directors to be a regular cash dividend or distribution is made to all or substantially all holders of Common Stock in respect of any Applicable Period that exceeds the Initial Dividend Threshold, the Base Conversion Rate shall be adjusted based on the following formula:

R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold.
“Applicable Period” means, for each regular cash dividend or distribution, the period announced by the Board of Directors as applicable to that dividend or distribution.
“Initial Dividend Threshold” means $0.005 per share in respect of a quarterly Applicable Period and proportionally adjusted in the case of an Applicable Period that is not a quarter (which would be $0.0017 per share for a monthly dividend or distribution, $0.01 per share for a semi-annual dividend or distribution or $0.02 per share for an annual dividend or distribution). The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Base Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Base Conversion Rate under this Section 10.09(a) and (b).
(b) If any cash dividend or distribution that is not a regular cash dividend or distribution described in Section 10.09(a) is made to all or substantially all holders of Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock in such distribution;
          The adjustments described in this Section 10.09(a) and (b) shall become effective immediately after the Open of Business on the Ex-Dividend Date with respect to the distribution.
          Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to Holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the record date for such distribution. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          In no event shall the Base Conversion Rate be decreased pursuant to this Section 10.09, except as provided in the immediately succeeding sentence. In the event that any such dividend or distribution described in this Section 10.09 is not so made, the Base Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For any given cash dividend or distribution, if there is an adjustment in the Base Conversion Rate pursuant to Section 10.09(a) for such dividend or distribution, there will be no adjustment to the Base Conversion Rate pursuant to Section 10.09(b) and if there is an adjustment in the Base Conversion Rate pursuant to Section 10.09(b) for such cash dividend or distribution, there will be no adjustment to the Base Conversion Rate pursuant to Section 10.09(a) for such dividend or distribution.
          SECTION 10.10 Adjustment for Company Tender Offer. If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Base Conversion Rate shall be increased based on the following formula:
R' =	the Base Conversion Rate in effect immediately after the Open of Business on the Trading Day following the Expiration Date;

R =	the Base Conversion Rate in effect immediately prior to the Open of Business on the Trading Day following the Expiration Date;

F =	the fair market value, as determined by the Board of Directors (or a committee thereof), of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS' =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.
          The adjustment to the Base Conversion Rate under the preceding paragraph of this Section 10.10 will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date. For purposes of determining the Base Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 10.10 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.
          SECTION 10.11 When Adjustment May be Deferred. No adjustment in the Base Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the applicable Base Conversion Rate. Any adjustments that are not made because the adjustment does not change the applicable Base Conversion Rate by more than 1% (after giving effect to an adjustment not previously made but carried forward pursuant to this sentence) shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the affected Securities on any Conversion Date with respect to the Securities or 14 Scheduled Trading Days prior to the Maturity Date of the Securities, in each case, unless such adjustment has already been made.
          SECTION 10.12 When No Adjustment Required. No adjustment need be made to the Base Conversion Rate as a result of:
     (a) the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

     (b) the distribution of separate certificates representing the rights under a Stockholder Rights Plan;
     (c) the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;
     (d) the termination or invalidation of the rights under a Stockholder Rights Plan;
     (e) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;
     (f) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (g) any change in the par value of the Common Stock;
     (h) any accrued and unpaid interest (including Additional Interest), Additional Payment or any Extension Fee; or
     (i) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.
          If any event described in Section 10.12(a) through (d) occurs, Holders will receive the rights upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock. If the rights have separated, the Base Conversion Rate will be adjusted at the time of separation as provided by this Indenture (subject to readjustment in the event of the expiration, termination or redemption of such rights).
          Notwithstanding the foregoing, no adjustment need be made to the Base Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 if Holders participate (as a result of holding Securities, and at the same time as Common Stock holders participate), subject to notice of such participation to Holders, in the transaction that would otherwise trigger the applicable adjustment, as if such Holders held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert. No adjustment need be made if the Common Stock to be issued upon conversion will actually receive the consideration provided in, or be subject to, the transaction that would otherwise trigger the adjustment.
          Except as specifically described in this Article 10, the Base Conversion Rate will not be subject to adjustment in the case of the issuance of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or the right, option or warrant to purchase shares of Common Stock, or such convertible or exchangeable securities.

          SECTION 10.13 Notice of Adjustment. Whenever the Base Conversion Rate is adjusted, the Company shall promptly or within three Business Days mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The notice of adjustment shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.
          SECTION 10.14 Voluntary Increase. From time to time, the Company may (but is not required to) increase the Base Conversion Rate as permitted by law for at least 20 Business Days, if the Board of Directors determines that such increase would be in the Company’s best interest so long as the increase is irrevocable during such period. In addition, the Company may also (but is not required to) increase the Base Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Base Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Base Conversion Rate takes effect. The notice shall state the increased Base Conversion Rate and the period it will be in effect. A voluntary increase of the Base Conversion Rate does not change or adjust the Base Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07, 10.08 or 10.09.
          SECTION 10.15 Notice of Certain Transactions. If:
     (a) the Company takes any action that would require an adjustment in the Base Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.12); or
     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16; or
     (c) there is a liquidation or dissolution of the Company,
then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 Scheduled Trading Days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.
          SECTION 10.16 Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 10.06), (ii) any transaction involving the Company subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the

Company or any other Person), (iii) a binding share exchange which reclassifies or changes the outstanding shares of Common Stock, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock would have been entitled to receive upon such Merger Event in respect of such Common Stock (the “Reference Property”), based on the applicable Conversion Rate with references to the Common Stock replaced by references to the Reference Property received in such Merger Event.
     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 10.16, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with. Promptly, following the effective time of any such Merger Event, the Company shall issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website). Any failure to deliver such Officers’ Certificate or issue such press release shall not affect the legality or validity of such supplemental indenture.
     (c) With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of shares of Common Stock otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprising the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate:
     (A) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price of a full share of Common Stock” were instead a reference to “the fair market value of a unit of

Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).
     (B) For purposes of this Section 10.16, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holder of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election.
     (C) The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events. In the event that Securities become convertible into Reference Property pursuant to this Section 10.16, the Company shall notify the Trustee and issue a press release containing the relevant information and make such press release available on the Company’s website.
     (e) In connection with any Merger Event, the Company will adjust the Initial Dividend Threshold based on the number of shares of Common Stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is comprised solely of non-stock consideration, the Initial Dividend Threshold will be zero.
          SECTION 10.17 Company Determination Final. Any determination and/or calculation that the Company or the Board of Directors must make pursuant to Sections 4.02, 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.14 or 10.16 is conclusive, absent manifest error.
          SECTION 10.18 Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.18 as the Trustee.
          SECTION 10.19 Simultaneous Adjustments. In the event that this Article 10 requires adjustments to the Base Conversion Rate under more than one of Sections 10.06, 10.07, 10.08 or 10.09, and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08, third, the provisions of Section 10.09 and, fourth, the provisions of Section 10.07.
          SECTION 10.20 Successive Adjustments. After an adjustment to the Base Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Base Conversion Rate as so adjusted.
          SECTION 10.21 [Reserved].
          SECTION 10.22 Adjustment to Conversion Rate Upon Certain Transactions. If, after the Issue Date, a Fundamental Change pursuant to Paragraphs (i), (ii), (iii), (iv) or (v) of the definition of Fundamental Change set forth in Section 3.02, which, with respect to any event described in Paragraph (ii) of the definition of Fundamental Change, shall be determined without regard to the exception provided by the Section 3.02(a)(ii)(B) (any such event, a “Make-Whole Adjustment Event”) occurs, and if a Holder elects to convert its Securities in connection with such Make-Whole Adjustment Event (any conversion during the period beginning with, and including, the Make-Whole Adjustment Event Effective Date to, and including, the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Scheduled Trading Day immediately following the Effective Date, as the same may be, will be deemed to be “in connection with” such Make-Whole Adjustment Event, regardless of any other condition to conversion), the Company will increase the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 10.22.
          The Company shall mail Holders and the Trustee, not later than the Make-Whole Adjustment Event Effective Date (as defined below) of such Make-Whole Adjustment Event, a notice describing the Make-Whole Adjustment Event and the Holders’ rights to Additional Shares. The Company shall also issue a press release and make the press release available on its website as soon as practicable after it first determines the anticipated Make-Whole Adjustment Event Effective Date.
          The number of Additional Shares will be determined by reference to the table below and is based on the earliest to occur of the date on which such Make-Whole Adjustment Event transaction is first announced, occurs or becomes effective (the “Make-Whole Adjustment Event Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Make-Whole Adjustment Event. If the holders of Common Stock receive only cash in the Make-Whole Adjustment Event described in Section 3.02(a)(ii), the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the five consecutive Trading Days up to but excluding the date the Make-Whole Adjustment Event transaction occurs or becomes effective.
          The table below sets forth the Share Price paid per share for Common Stock in the Make-Whole Adjustment Event and the number of Additional Shares per $1,000 principal amount of the Securities by which the Conversion Rate will be increased. Any such increase in the Conversion Rate will be effected by adding to each of the Daily Conversion Rate Fractions,

1/10th of the applicable number of Additional Shares set forth in the table below with respect to such Make-Whole Adjustment Event.
          The Share Prices set forth in the Share Price column of the table will be adjusted as of any date on which the Base Conversion Rate is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Base Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the applicable Base Conversion Rate as so adjusted.
Share Price

Effective Date	$ 7.82	$ 8.25	$ 8.75	$ 9.50	$ 10.50	$ 12.00	$ 14.00	$ 16.00	$ 18.00	$ 20.00	$ 22.50	$ 27.50	$ 35.00

December 21, 2009	34.8756	34.8756	33.3921	30.5596	27.5941	22.3546	16.9076	12.9694	9.9830	7.6393	5.3314	2.0321	0.0000
January 15, 2011	34.8756	32.9902	30.7796	28.0516	25.2423	20.2434	15.0977	11.4089	8.6318	6.4607	4.3274	1.2815	0.0000
January 15, 2012	34.8756	30.5855	28.3704	25.6843	22.9635	18.1515	13.2708	9.8285	7.2582	5.2604	3.3048	0.5202	0.0000
January 15, 2013	34.8756	28.4135	26.0804	23.3115	20.5939	15.9132	11.2809	8.0871	5.7404	3.9329	2.1750	0.0000	0.0000
January 15, 2014	34.8756	28.2105	23.7730	20.7681	17.9421	13.3164	8.9309	6.0230	3.9383	2.3541	0.8255	0.0000	0.0000
January 15, 2015	34.8756	28.2105	21.5502	18.0323	14.8622	10.1870	6.0826	3.5411	1.7908	0.4866	0.0000	0.0000	0.0000
January 15, 2016	34.8756	28.2105	21.2841	14.8561	10.8796	6.0179	2.3975	0.4508	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2017	34.8756	28.2105	21.2841	12.2615	2.2365	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          If the exact Share Prices and Make-Whole Adjustment Event Effective Dates are not set forth in the table, then: (i) if the Share Price is between two Share Price amounts in the table or the Make-Whole Adjustment Event Effective Date is between two dates in the table, the Additional Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two Make-Whole Adjustment Event Effective Dates in the table, based on a 365-day year; (ii) if the Share Price exceeds $35.00 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities; and (iii) if the Share Price is less than $7.82 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities.
          Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 127.8772 shares for each $1,000 principal amount of Securities, subject to adjustments in the same manner as the Base Conversion Rate (and the Incremental Share Factor) pursuant to Article 10.
          The Company will settle conversions of Securities converted in connection with a Make-Whole Adjustment Event as provided in Section 4.01 based on the applicable Conversion Rate as increased by the Additional Shares as described above; provided, however that in connection with a Make-Whole Adjustment Event in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the third Trading Day after the Conversion Date, for each $1,000 principal amount of Securities, an amount of cash equal to (i) the applicable Conversion Rate, increased by Additional Shares, if any, calculated as set forth in this Section 10.23, multiplied by (ii) the per-share amount of cash consideration paid in such Make-Whole Adjustment Event.

          SECTION 10.23 Certain Other Adjustments. Whenever a provision of this Indenture requires the calculation of Closing Sale Prices over a span of multiple days, the Board of Directors will make appropriate adjustments to such Closing Sale Prices, the Base Conversion Rate, or the amount due upon conversion to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Closing Sale Prices are to be calculated.
          At any time the Base Conversion Rate is adjusted as described in this Article 10, the Incremental Share Factor and Daily Share Cap will be adjusted in the same proportion.
ARTICLE 11
PAYMENT OF INTEREST
          SECTION 11.01 Payment of Interest.
          (a) The Company shall pay interest on the Securities at a rate of 5.625% per annum, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing July 15, 2010. Interest on a Security shall be paid to the Holder of such Security at the Close of Business on January 1 or July 1 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, redemption or repurchase of a Security by the Company at the option of the Holder upon a Fundamental Change, interest shall cease to accrue on such Security.
          (b) Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Base Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a holder of shares of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For the avoidance of doubt, nothing in this Section 11.01(b) shall limit the Company’s obligation to make payments pursuant to Section 13.01(c).
          (c) Securities surrendered for conversion by a Holder after the Close of Business on any Record Date but prior to the next Interest Payment Date, must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the next Interest Payment Date for the Securities; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date; (3) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities; or (4) if the Securities are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Securities at Maturity.
          SECTION 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in this Section 11.02 (a) or (b).
          (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).
          (b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.
          SECTION 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12
SUBORDINATION
          SECTION 12.01 Agreement to Subordinate. The Company, each Subsidiary Guarantor and each Holder of a Security agrees that payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price or premium on the Securities will be subordinated to the extent and manner provided in this Article 12 to the prior payment in full of all Senior Debt of the Company and the Subsidiary Guarantors, including Senior Debt of the Company or Subsidiary Guarantors incurred after the date of this Indenture.
          SECTION 12.02 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company or any Subsidiary Guarantor in a liquidation or dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Company or such Subsidiary Guarantor, holders of Senior Debt of the Company or such Subsidiary Guarantor will be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) of the Company or Subsidiary Guarantor before the Holders will be entitled to receive any payment with respect to the Securities or Subsidiary Guarantee.
          SECTION 12.03 Default on Designated Senior Debt.
          (a) Neither the Company nor any Subsidiary Guarantor may make any payment or distribution to the Trustee or any Holder in respect of the Securities or Subsidiary Guarantee if:
     (i) payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or
     (ii) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt.
          (b) The Company and the Subsidiary Guarantors may and will resume payments on the Securities:
     (i) in the case of a payment default, upon the date on which such default is cured or waived; or
     (ii) in the case of a default other than a payment default, upon the earlier of the date on which such default other than a payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated if this Article 12 otherwise permits the payment or distribution at the time of such payment or distribution.
          (c) No new Payment Blockage Notice may be delivered unless and until:
     (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and
     (ii) all scheduled payments of principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Fundamental Change Repurchase Price or premium that have come due have been paid in full in cash.
          (d) No default other than a payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.
          SECTION 12.04 When Distributions Must be Paid Over. If the Trustee or any Holder receives a payment in respect of the Securities or Subsidiary Guarantee when:
          (a) the payment is prohibited by these subordination provisions; and
          (b) the Trustee or the Holder has actual knowledge that the payment is prohibited, the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holder of Senior Debt. Upon the proper written request of the holder of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holder of Senior Debt or their proper representative.
          SECTION 12.05 Acceleration of the Securities. The Company must promptly notify holder of Senior Debt if payment on the Securities is accelerated because of an Event of Default.
          SECTION 12.06 Certain Definitions. For the purposes of this Article 12:
          (a) “Designated Senior Debt” means:
          (i) any Indebtedness outstanding under the Secured Credit Facility; and
          (ii) after payment in full of all obligations under the Secured Credit Facility, any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

          (b) “Secured Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of January 30, 2009, by and among the Company, as borrower, Bank of America, N.A., as administrative agent and issuing lender, Wells Fargo Bank, N.A., as syndication agent, The PrivateBank and Trust Company, as documentation agent and Banc of America Securities, LLC, as lead arranger, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
          (c) “Senior Debt” of an entity means all Indebtedness of that entity unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Securities and all obligations with respect to such Indebtedness.
          Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
     (i) any liability for federal, state, local or other taxes owed or owing by the Company;
     (ii) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its affiliates;
     (iii) any trade payables; or
          Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the U.S. Bankruptcy Code.
ARTICLE 13
REDEMPTION
          SECTION 13.01 Right to Redeem; Notices to Trustee.
          (a) The Securities are not redeemable by the Company prior to January 20, 2014. On or after January 20, 2014, the Securities may be redeemed in whole or in part at the option of the Company if the Closing Sale Price of the Common Stock has been greater than 130% of the Base Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date on which the Company provides a Redemption Notice.
          (b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the

Redemption Date, plus (iii) the Make-Whole Premium; provided, however, that if the Redemption Date is after a Regular Record Date and prior to the Interest Payment Date to which it relates, then the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, shall be paid on such Interest Payment Date to the Holders of record of such Securities on the applicable Regular Record Date instead of the Holders surrendering such Securities for redemption on the Redemption Date (and in this circumstance, the Make-Whole Premium shall be calculated based on the present values of the remaining scheduled payments of interest on such Securities, starting with the next Interest Payment Date for which interest has not been provided for herein). The Trustee shall have no duty to determine or calculate the Make-Whole Premium, which shall be determined by the Company in accordance with the provisions of the Indenture, and the Trustee shall not be under any responsibility to determine the correctness of any such determination and/or calculation and may conclusively rely on the correctness thereof.
          (c) Upon any redemption in accordance with this Article 13, the Company shall pay the Make-Whole Premium with respect to the Securities called for redemption to Holders, at its option, in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s option, equal to the sum of the present values of the remaining scheduled payments of interest that would have been made on the Securities to be redeemed had such Securities remained outstanding from the Redemption Date to January 15, 2017 (excluding interest accrued to, but excluding, the Redemption Date, which is otherwise paid pursuant to Section 13.01(b)(ii)) (the “Make-Whole Premium”). The present values of the remaining interest payments will be computed using a discount rate equal to 2.5%. If the Company elects to pay some or all of the Make-Whole premium in shares of Common Stock, then the number of shares of Common Stock a Holder will receive will be that number of shares that have a value equal to the amount of the Make-Whole Premium payment to be paid to such Holder in shares, divided by the product of the average of the Closing Sale Prices of Common Stock for the five Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date multiplied by 97.5%.
          The Company shall specify the type of consideration for the Make-Whole Premium (and, if a combination, will specify the dollar amount of the Make-Whole Premium to be paid in cash) in the Redemption Notice sent by the Company pursuant to Section 13.03. If the Company does not specify the type of consideration for the Make-Whole Premium in such Redemption Notice, the Company shall pay the Make-Whole Premium entirely in cash.
          The Company may elect to pay the Make-Whole Premium or any portion thereof, subject to the fulfillment by the Company of the conditions set forth in Section 13.01(h), by delivering the number of shares of Common Stock equal to (i) the amount of the Make-Whole Premium (or such lesser portion thereof that the Company elects to pay in shares of Common Stock if the Company pays the Make-Whole Premium in a combination of cash and shares of Common Stock) divided by (ii) the product of (x) the average of the Closing Sale Price of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date and (y) 97.5%.
          (d) The Company shall pay the Make-Whole Premium on all Securities called for redemption prior to January 15, 2017, including any Securities subject to redemption converted into Common Stock pursuant to the terms of this Indenture after the date of the Redemption Notice sent pursuant to Section 13.03 of this Indenture and prior to such Redemption Date.
          (e) Any issuance of shares of Common Stock in respect of the Make-Whole Premium shall be deemed to have been effected immediately prior to the Close of Business on the Redemption Date and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such redemption shall be deemed to have become on the Redemption Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for redemption on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the stock certificate or stock certificates representing such shares are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the Open of Business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock declared prior to the Redemption Date.
          A Holder receiving shares of Common Stock in respect of the Make-Whole Premium shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on the Redemption Date.
          (f) The Company will not issue a fractional share of Common Stock upon payment of the Make-Whole Premium. Instead, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of Common Stock on the Trading Day prior to the applicable Conversion Date.
          (g) Any issuance and delivery of stock certificates representing shares of Common Stock on payment of the Make-Whole Premium shall be made without charge to the Holder of Securities being redeemed or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Securities being redeemed, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.
          (h) The Company may, at its option, pay the Make-Whole Premium payable to Holders pursuant to Section 13.01(b) upon redemption of the Securities, in shares of Common Stock, if the following conditions are satisfied:
     (i) The shares of Common Stock to be so issued;
          (A) shall not require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon redemption or if such registration is required, such registration shall be completed and shall become effective prior to the Redemption Date; and
          (B) shall not require registration with, or approval of, any governmental authority under any state law or any other Federal law before shares may be validly issued or delivered upon redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Redemption Date.
          (ii) The shares of Common Stock to be listed upon redemption of Securities hereunder are, or shall have been, approved for listing on the NYSE, NASDAQ Global Market or the NASDAQ Global Select Market or any other stock exchange on which the shares of Common Stock are then listed, in any case, prior to the Redemption Date.
          (iii) All shares of Common Stock which may be issued upon redemption of Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
          (iv) If any of the conditions set forth in clauses (i) through (iii) of this Section 13.01(h) are not satisfied in accordance with the terms thereof, the Make-Whole Premium shall be paid by the Company only in cash.
          SECTION 13.02 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers reasonable (so long as such method is not prohibited by the rules of the NYSE, NASDAQ Global Market or the NASDAQ Global Select Market or any other stock exchange on which the Securities are then listed, as applicable). The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 13.03 from outstanding Securities not previously called for redemption.
          Securities and portions of Securities the Trustee selects shall be in principal amounts of $1,000 or multiples of $1,000. Provisions of the Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
          SECTION 13.03 Notice of Redemption. At least 35 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption

(“Redemption Notice”) by electronic transmission or by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed; provided, however, that the Company may not deliver any such notice to any Holder of Securities at any time when there exists any accrued and unpaid Defaulted Interest.
          The notice shall specify the Securities to be redeemed and shall state:
          (a) the Redemption Date, including the type of consideration to be paid for the Make-Whole Premium;
          (b) the Redemption Price;
          (c) the applicable Conversion Rate;
          (d) the name and address of the Paying Agent and Conversion Agent;
          (e) that Securities called for redemption may be converted at any time before the Close of Business on the Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;
          (f) that Holders who want to convert Securities must satisfy the requirements set forth therein and in the Indenture;
          (g) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
          (h) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and principal amounts of the particular Securities to be redeemed;
          (i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and
          (j) the CUSIP number of the Securities.
At the Company’s written request delivered at least 10 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Redemption Notice to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.
          SECTION 13.04 Effect of Redemption Notice. Once a Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice.
          SECTION 13.05 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the

Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Redemption Price of all the Securities or portions thereof which are to be redeemed as of the Redemption Date.
          If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Securities to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price upon delivery of such Securities.
          SECTION 13.06 Securities Redeemed in Part. Any Certificated Security that is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not redeemed, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the redeemed portion of the Security surrendered, provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning at the Open of Business 15 days before any selection for redemption of Securities and ending at the Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.
ARTICLE 14
SUBSIDIARY GUARANTEE
          SECTION 14.01 Subsidiary Guarantee.
          (a) Subject to this Article 12, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:
     (i) the principal of, premium, if any, and interest (including any Additional Payment, Additional Interest or Extension Fee) on, the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption, required repurchase or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
          (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

          SECTION 14.02 Limitation on Subsidiary Guarantor Liability.
          Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 14, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
          SECTION 14.03 Execution and Delivery of Subsidiary Guarantee.
          (a) To evidence its Subsidiary Guarantee set forth in Section 14.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.
          (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 14.01 hereof will remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee.
          (c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Subsidiary Guarantee will be valid nevertheless.
          (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
          (e) If required by Section 4.07 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.07 hereof and this Article 14, to the extent applicable.
          SECTION 14.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
          Except as otherwise provided in Section 14.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:
     (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (ii) either:
          (A) the Person surviving any such consolidation or merger is the Subsidiary Guarantor; or
          (B) subject to Section 14.05 hereof, the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture reasonably satisfactory to the Trustee.
          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee set forth in Section 14.01 hereof and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any supplemental indenture evidencing the Subsidiary Guarantee in respect of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All such Subsidiary Guarantees will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
          Except as set forth in Article 5 hereof, and notwithstanding clauses ii(a) and (b) above, nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
          SECTION 14.05 Releases.
          (a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee.
          (b) Upon the release or discharge of any and all Guarantees of all other debt securities or any credit facility of the Company provided by such Subsidiary Guarantor to the holders of such debt securities or credit facility (including any deemed release upon payment in full of all obligations under such debt securities or credit facility), such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.
          (c) After the Senior Notes cease to be outstanding, a Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee provided that such Subsidiary Guarantor is an Immaterial Subsidiary.
          (d) Upon satisfaction and discharge of this Indenture in accordance with Article 8 hereof, each Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.
Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 14.05 will remain liable for the full amount of principal of and interest (including any Additional Payment, Additional Interest and/or Extension Fee), premium, if any, on the Securities and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 14.
          SECTION 14.06 Subordination of Subsidiary Guarantee. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 14 shall be junior and subordinated to the prior payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Subsidiary Guarantor’s Senior Debt, of the Senior Debt of such Subsidiary Guarantor on the same basis as the Securities are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article 12 hereof.
ARTICLE 15
MISCELLANEOUS
          SECTION 15.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 15.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:
Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301
Attention: Cheri Holley
Facsimile: (217) 228-3040
if to the Trustee:
U.S. Bank National Association
10 West Market Street
Suite 1150
Indianapolis, Indiana 46204
Attention: Ann Forey
Facsimile: (317) 636-1951
          The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
          SECTION 15.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
          SECTION 15.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for application for the authentication of Securities pursuant to Section 2.02), the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.
          SECTION 15.05 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.
          SECTION 15.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 15.07 Rules by Trustee, Paying Agent, Conversion Agent, and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
          SECTION 15.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest) shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.
          SECTION 15.09 Governing Law. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          SECTION 15.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 15.11 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.
          SECTION 15.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 15.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 15.14 Force Majeure. The Paying Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Paying Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
          SECTION 15.15 Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

TITAN INTERNATIONAL, INC.
By:
Name:
Title:

GUARANTORS:

TITAN WHEEL CORPORATION OF ILLINOIS
TITAN WHEEL CORPORATION OF IOWA
TITAN WHEEL CORPORATION OF SOUTH CAROLINA
TITAN WHEEL CORPORATION OF VIRGINIA
TITAN INVESTMENT CORPORATION
TITAN TIRE CORPORATION
TITAN TIRE CORPORATION OF BRYAN
TITAN TIRE CORPORATION OF FREEPORT
TITAN TIRE CORPORATION OF NATCHEZ
TITAN TIRE CORPORATION OF TEXAS

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

FORM OF SECURITY
[FORM OF FACE OF SECURITY]
          [Include the following legend for Global Securities only (the “Global Securities Legend”):]
          THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [Include the following legend on all Securities that are Restricted Securities (the “Restricted Securities Legend”):]
          THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL

BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH RULE 144 BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES).
          THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     [Include the following legend on all Securities that are Affiliate Securities (the “Affiliate Security Legend”):]
     THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF TITAN INTERNATIONAL, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A

REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (E), FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES).
          THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No. [     ]
CUSIP: 888305 AA7
ISIN: US888305AA73
Principal Amount $[     ]
as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto
Titan International, Inc.
5.625% Convertible Senior Subordinated Note due 2017
          Titan International, Inc., an Illinois corporation, promises to pay to [     ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[     ] on January 15, 2017 (the “Maturity Date”).
          Interest Payment Dates: January 15 and July 15.
          Record Dates: January 1 and July 1.
          The Company’s obligations under this Security are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.
          Additional provisions of this Security are set forth on the other side of this Security.

TITAN INTERNATIONAL, INC.

By:
Name:
Title:
Dated: December 21, 2009
This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]
5.625% Convertible Senior Subordinated Note due 2017
1.	Interest.
          This Security shall bear cash interest at the rate of 5.625% per annum. Interest on this Security shall accrue from December 21, 2009 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2010, to the holder of record of Securities at the Close of Business on the January 1 or July 1 immediately preceding such Interest Payment Date. Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, as applicable. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Maturity Date, conversion, redemption or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 5 hereof.
          Interest on Securities converted after a Record Date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Securities on the Record Date, but upon such conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date. No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date, (3) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities or (4) if such Securities are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Securities at Maturity.
2.	Method of Payment.
          The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture. The Company will pay interest (except Defaulted Interest) on the principal amount of the Securities on each January 15 and July 15 to the Persons who are registered Holders of Securities at the Close of Business on the January 1 and July 1 next preceding the Interest Payment Date even if Securities are canceled, redeemed or repurchased after such Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Redemption Price, Fundamental Change Repurchase Price or premium in money of the United States that at the time of payment is legal tender for payment of public and private debts or as permitted by the Indenture, Common Stock or a combination thereof. The Company will make all payments in respect of a Global

Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3.	Paying Agent, Conversion Agent and Registrar.
          Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.
4.	Indenture.
          The Company issued the Securities under an Indenture dated as of December 21, 2009 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are general unsecured and subordinated obligations of the Company limited to an aggregate principal amount of not more than $172,500,000. The Indenture does not limit other indebtedness of the Company or any Subsidiary Guarantor, secured or unsecured.
5.	Repurchase By the Company at the Option of the Holder upon a Fundamental Change; Redemption at the Option of the Company
     (a) At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Securities will have the right, at its option, to require the Company to repurchase for cash all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) the Fundamental Change Repurchase Date. To exercise the repurchase right, the Holder must deliver, on or before the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Securities with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Securities on a date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company.
     Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to this Paragraph 5(a) by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.
     (b) The Securities are redeemable in whole, or from time to time in part, at any time on or after January 20, 2014 at the option of the Company if the Closing Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the Base Conversion Price in effect on each such Trading Day. The Redemption Price shall be equal to (i) a cash amount equal to the sum of (x) 100% of the principal amount of Securities being redeemed, plus (y) accrued and unpaid interest (including Additional Payment, Additional Interest and/or Extension Fee, if any), if any to, but excluding, the Redemption Date, plus (ii) the Make-Whole Premium payment in cash, shares of Common Stock or a combination thereof, at the Company’s option. No sinking fund is provided for the Securities.
6.	Conversion.
     (a) Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion into shares of Common Stock until the second Scheduled Trading Day immediately preceding the Maturity Date.
     (b) The applicable Conversion Rate will be determined as set forth in the Indenture, subject to adjustment in certain events described in the Indenture. Upon conversion, a Holder will receive a number of shares of Common Stock equal to (i)(A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (ii) the applicable Conversion Rate. Notwithstanding the foregoing, the Company will not deliver any fractional shares upon conversion; instead, Holders will receive cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).
     (c) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Security to the

Conversion Agent; (3) furnish appropriate endorsements and transfer documents; and (4) pay any transfer or similar tax, if required.
     (d) A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder shares of Common Stock and any cash payment to account for fractional shares. Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited. The Company will not adjust the Base Conversion Rate to account for accrued and unpaid interest.
7.	Subordination.
          The payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Redemption Price, Fundamental Change Repurchase Price or premium on the Securities are subordinated to the prior payment in full of all Senior Debt of the Company and Subsidiary Guarantors, including Senior Debt of the Company and Subsidiary Guarantors incurred after the date of the Indenture, as set forth in Article 12 of the Indenture.
8.	Subsidiary Guarantee.
          The Company’s obligations to pay the principal, accrued and unpaid interest (including Additional Interest), if any, and any Additional Payment, Extension Fee, payment of the Redemption Price, Fundamental Change Repurchase Price or premium on the Securities are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors, as set forth in Article 14 of the Indenture.
9.	Denominations; Transfer; Exchange.
          The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
10.	Persons Deemed Owners.
          The registered Holder of this Security may be treated as the owner of this Security for all purposes.
11.	Unclaimed Money or Securities.
          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.

After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.
12.	Trustee Dealings with the Company.
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.
13.	Calculations in Respect of Securities.
          The Company will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, Applicable Price of the Common Stock, any Make-Whole Premium, any accrued interest, Additional Payment, Additional Interest or Extension Fee, if applicable, payable on the Securities, the Daily Conversion Rate Fractions and the conversion price of the Securities.
          The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.
14.	No Recourse Against Others.
          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
15.	Authentication.
          This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Security.
16.	Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17.	GOVERNING LAW.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
18. Additional Payment; Additional Interest; Extension Fee.
          Holders of Securities shall be entitled to payments of Additional Payment, Additional Interest or Extension Fees to the extent set forth in the Indenture.
          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
          Titan International, Inc.
          2701 Spruce Street
          Quincy, Illinois 62301
          Attention: Cheri Holley

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE
To convert this Security into shares of Common Stock of the Company, check the box ☐
To convert only part of this Security, state the principal amount to be converted
(which must be $1,000 or an integral multiple of $1,000):
If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Security]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial Principal amount of Global Security: $[____________].

	Amount of Increase in	Amount of	Principal Amount
	Principal Amount of Global	Decrease in Principal	of Global Security After	Notation by Registrar or
Date	Security	Amount of Global Security	Increase or Decrease	Security Custodian

Non-Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF TITAN INTERNATIONAL, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.

B-1

Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF TITAN INTERNATIONAL, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; (D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.

B-2

FORM OF TRANSFER CERTIFICATE
5.625% Convertible Senior Subordinated Notes due 2017
Transfer Certificate
     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $       principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐	A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.
     Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).
☐	The transferee is an Affiliate of the Company.
DATE:
Signature(s)
(If the registered owner is a corporation,
partnership or fiduciary, the title of the
Person signing on behalf of such registered
owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

RESTRICTED STOCK LEGEND
Non-Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF TITAN INTERNATIONAL, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.

Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF TITAN INTERNATIONAL, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; (D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.